Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Insys Therapeutics, Inc.

Chandler, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-188306, 333-194374, 333-202472, 333-210064, and 333-223084) of Insys Therapeutics, Inc. of our reports dated March 9, 2018, relating to the consolidated financial statements, and the effectiveness of Insys Therapeutics, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Phoenix, Arizona

March 9, 2018